Exhibit 99.1

News Release
RAMBUS REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

•	Revenue of $97.4 million, up 34% year over year

•	GAAP diluted net income per share of $0.03; non-GAAP diluted net income per share of $0.17

•	Licensed Western Digital for memory and security innovations

•	Launched Unified Payment Platform, extending mobile OEM pay to retailers

SUNNYVALE, Calif. - April 24, 2017 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the first quarter ended March 31, 2017. Total revenue for the quarter was $97.4 million, which is 34% higher than a year ago, with GAAP diluted net income per share of $0.03 representing a 50% increase over Q1 of 2016 and non-GAAP diluted net income per share of $0.17 representing a 31% increase over Q1 of 2016.

“We continue to see strong support for our technologies and innovations beyond the traditional DRAM market with the signing of the license agreement with Western Digital for our Flash-based memory designs,” said Dr. Ron Black, chief executive officer of Rambus. “In addition, we introduced our Unified Payment Platform that enhances security, reduces costs for retailers, and delivers a seamless shopping experience for the consumer. Our execution in Q1 sets the foundation for growth for the remainder of 2017.”

Business Review

In our Memory and Interfaces Division, we introduced our High Bandwidth Memory (HBM) PHY solution, available on GLOBALFOUNDRIES process technology, targeting networking and data center applications and designed for systems that require low latency and high bandwidth memory. Also this quarter, as part of a multi-company collaboration, Samsung taped out a 14nm network processor with our high-speed 28G SerDes solution. We also introduced the availability of our industry-leading 56G SerDes PHY and partnered with Samsung to develop it in their latest process technology. These solutions are designed to meet the growing demands of communications and data center applications. Our server DIMM chipset continues to supply the server market, shipping to the key customers in the data center market and we have extended the value of our portfolio beyond the DRAM market with our agreement with Western Digital to utilize our memory and security technologies.

Our Security Division, which consists of our cryptography, mobile payments and smart ticketing groups, had an important quarter with the launch of the Rambus Unified Payment Platform. This platform enhances payment security and reduces costs for retailers by easily integrating payment cards, gift cards, loyalty points, and coupons into a seamless shopping experience for consumers. It securely converts and manages digital value to enable consumers to pay with credit, points and coupons in a single transaction, and transform how they shop and pay.

Finally, our Emerging Solutions Division continues to make exciting progress with the announcement of our expanded collaboration with Microsoft on cryogenic memory. This joint effort focuses on enhancing memory capabilities, reducing energy consumption and improving overall system performance for future high-performance super computers (HPC) and quantum computers operating at cryogenic temperatures.

Financial Review	GAAP		Non-GAAP(1)
(In millions, except for percentages and per share amounts)	Three Months Ended March 31,		Three Months Ended March 31,
	2017	2016	2017	2016
Revenue	$97.4	$72.7	$97.4	$72.7
Total operating costs and expenses	$84.0	$63.4	$66.8	$49.0
Operating income	$13.4	$9.3	$30.6	$23.7
Operating margin	14%	13%	31%	33%
Net income	$3.0	$1.9	$19.0	$14.6
Diluted net income per share	$0.03	$0.02	$0.17	$0.13

Total cash and marketable securities	$187.6	$225.6	$187.6	$225.6
Total assets	$826.2	$752.8	$826.2	$752.8
Total stockholders’ equity	$601.6	$534.7	$601.6	$534.7

(1)
See “Supplemental Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of Other GAAP to Non-GAAP Items” tables included below. Note that the applicable non-GAAP measures are presented and that revenue and the balance sheet items are solely presented on a GAAP basis.

Revenue for the quarter was $97.4 million as execution in our Memory and Interfaces Division and our Security Division offset the anticipated seasonality of our Lighting Division. As a result of our execution on acquisitions, revenue for our Memory and Interface Division was up 32% year over year and revenue for the Security Division was up 65% year over year. GAAP total operating costs and expenses were lower than our expected range, yielding $0.03 of GAAP net income per share and in line with our expectations. We had non-GAAP net income per share of $0.17, at the high end of our expectations.

Cash, cash equivalents, and marketable securities as of March 31, 2017 were $187.6 million, an increase of $15.4 million from December 31, 2016, mainly due to cash generated from operating activities of $17.2 million. Adjusted EBITDA for the quarter was $34.0 million.

2017 Second Quarter Outlook

(In millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$90 - $96	$90 - $96
Total operating costs and expenses	$86 - $90	$67 - $71
Operating income	$0.4 - $10	$19 - $29
Diluted net income per share	($0.01) - $0.04	$0.10 - $0.16

(1)	See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below.

For the second quarter of 2017, the Company expects revenue to be between $90 million and $96 million, reflecting our typical seasonality. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for patent licensing, various product sales, mobile payments software and solutions licensing among other matters. The Company also expects operating costs and expenses to be between $86 million and $90 million, and diluted net income (loss) per share to be between ($0.01) and $0.04. The Company also expects non-GAAP operating costs and expenses to be between $67 million and $71 million, and non-GAAP diluted net income per share to be between $0.10 and $0.16. These non-GAAP expectations assume non-GAAP interest and other income and expense of $1 million, tax rate of 35% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 115 million, and exclude stock-based compensation expense ($8 million), amortization expense ($11 million), and non-cash interest expense on convertible notes ($2 million).

Conference Call:

Rambus management will discuss the results of the quarter during a conference call scheduled for 2:00pm PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID#99301279.

About Rambus Inc.

Rambus creates innovative hardware and software technologies, driving advancements from the data center to the mobile edge. Our chips, customizable IP cores, architecture licenses, tools, software, services, training and innovations improve the competitive advantage of our customers. We collaborate with the industry, partnering with leading ASIC and SoC designers, foundries, IP developers, EDA companies and validation labs. Our products are integrated into tens of billions of devices and systems, powering and securing diverse applications, including Big Data, Internet of Things (IoT), mobile payments, and smart ticketing. At Rambus, we are makers of better. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those relating to Rambus’ expectations regarding our new product and service offering, growth for 2017 and financial guidance for the second quarter of 2017, including revenue, operating costs and expenses, earnings per share and estimated, fixed, long-term projected tax rates. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

RMBSFN

Overview of Non-GAAP Results

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating margin, operating income (loss), net income (loss), diluted net income (loss) per share and Adjusted EBITDA. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, impairment charges, amortization expenses, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Purchase accounting adjustment for inventory fair value step-up. These adjustments are the result of accounting for certain business acquisitions and are excluded because such adjustments are non-recurring. Additionally, the Company excludes these expenses in order to provide better comparability between periods.

Impairment of long-lived assets. These charges consist of non-cash charges to long-lived assets and are excluded because such charges are non-recurring and do not reduce the Company’s liquidity.

Change in contingent consideration. This change is due to a reduction of acquisition purchase consideration. This is a non-recurring benefit that has no direct correlation to the operation of the Company's business and no cash flow impact.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 35 percent for both 2017 and 2016, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning for future periods. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS

Current assets:
Cash and cash equivalents	$177,455	$135,294
Marketable securities	10,170	36,888
Accounts receivable	27,353	21,099
Prepaids and other current assets	12,676	17,867
Inventories	5,840	5,633
Total current assets	233,494	216,781
Intangible assets, net	121,355	132,388
Goodwill	206,085	204,794
Property, plant and equipment, net	56,468	58,442
Deferred tax assets	206,075	168,342
Other assets	2,733	2,749
Total assets	$826,210	$783,496

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,437	$9,793
Accrued salaries and benefits	10,576	14,177
Deferred revenue	15,658	16,932
Other current liabilities	9,453	10,399
Total current liabilities	44,124	51,301
Long-term liabilities:
Convertible notes, long-term	127,916	126,167
Long-term imputed financing obligation	37,859	38,029
Other long-term liabilities	14,754	15,217
Total long-term liabilities	180,529	179,413
Total stockholders’ equity	601,557	552,782
Total liabilities and stockholders’ equity	$826,210	$783,496

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue:
Royalties	$68,956	$62,877
Contract and other revenue	28,395	9,805
Total revenue	97,351	72,682
Operating costs and expenses:
Cost of revenue (1)	19,731	12,207
Research and development (1)	36,000	28,527
Sales, general and administrative (1)	28,186	23,095
Gain from settlement	—	(441)
Total operating costs and expenses	83,917	63,388
Operating income	13,434	9,294
Interest income and other income (expense), net	154	242
Interest expense	(3,206)	(3,141)
Interest and other income (expense), net	(3,052)	(2,899)
Income before income taxes	10,382	6,395
Provision for income taxes	7,376	4,517
Net income	$3,006	$1,878
Net income per share:
Basic	$0.03	$0.02
Diluted	$0.03	$0.02
Weighted average shares used in per share calculation
Basic	111,464	109,733
Diluted	115,325	112,252

_________
(1) Total stock-based compensation expense for the three months ended March 31, 2017 and 2016 is presented as follows:

	Three Months Ended March 31,
	2017	2016
Cost of revenue	$14	$14
Research and development	$3,012	$2,080
Sales, general and administrative	$3,570	$2,770

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016

Operating costs and expenses	$83,917	$97,035	$63,388
Adjustments:
Stock-based compensation expense	(6,596)	(5,657)	(4,864)
Acquisition-related transaction costs and retention bonus expense	(81)	(197)	(1,808)
Purchase accounting adjustment for inventory fair value step-up	—	(1,136)	—
Amortization expense	(10,488)	(11,093)	(7,719)
Impairment of long-lived assets	—	(18,300)	—
Change in contingent consideration	—	6,845	—
Non-GAAP operating costs and expenses	$66,752	$67,497	$48,997

Operating income	$13,434	$524	$9,294
Adjustments:
Stock-based compensation expense	6,596	5,657	4,864
Acquisition-related transaction costs and retention bonus expense	81	197	1,808
Purchase accounting adjustment for inventory fair value step-up	—	1,136	—
Amortization expense	10,488	11,093	7,719
Impairment of long-lived assets	—	18,300	—
Change in contingent consideration	—	(6,845)	—
Non-GAAP operating income	$30,599	$30,062	$23,685

Income (loss) before income taxes	$10,382	$(2,506)	$6,395
Adjustments:
Stock-based compensation expense	6,596	5,657	4,864
Acquisition-related transaction costs and retention bonus expense	81	197	1,808
Purchase accounting adjustment for inventory fair value step-up	—	1,136	—
Amortization expense	10,488	11,093	7,719
Impairment of long-lived assets	—	18,300	—
Change in contingent consideration	—	(6,845)	—
Non-cash interest expense on convertible notes	1,749	1,723	1,651
Non-GAAP income before income taxes	$29,296	$28,755	$22,437
GAAP provision for income taxes	7,376	939	4,517
Adjustment to GAAP provision for income taxes	2,878	9,125	3,336
Non-GAAP provision for income taxes	10,254	10,064	7,853
Non-GAAP net income	$19,042	$18,691	$14,584

Non-GAAP basic net income per share	$0.17	$0.17	$0.13
Non-GAAP diluted net income per share	$0.17	$0.16	$0.13
Weighted average shares used in non-GAAP per share calculation:
Basic	111,464	110,788	109,733
Diluted	115,325	114,060	112,252

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016

GAAP effective tax rate	71%	(38)%	71%
Adjustment to GAAP effective tax rate	(36)%	73%	(36)%
Non-GAAP effective tax rate	35%	35%	35%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 35 percent for both 2017 and 2016, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant year to assist the Company’s planning for future periods.

Rambus Inc.
Reconciliation of Other GAAP to Non-GAAP Items
(In thousands, except percentages)
(Unaudited)

	GAAP		Non-GAAP
	Three Months Ended March 31,		Three Months Ended March 31,
	2017	2016	2017	2016
Revenue (i)	$97,351	$72,682	$97,351	$72,682
Operating income (ii)	13,434	9,294	30,599	23,685
Operating margin (ii/i)	14%	13%	31%	33%

	Three Months Ended March 31,
	2017	2016

Net income	$3,006	$1,878
Add back:
Interest and other income (expense), net	3,052	2,899
Provision for income taxes	7,376	4,517
Depreciation expense	3,392	2,969
Amortization expense	10,488	7,719
EBITDA (1)	$27,314	$19,982
Adjustments:
Stock-based compensation expense	6,596	4,864
Acquisition-related transaction costs and retention bonus expense	81	1,808
Adjusted EBITDA (2)	$33,991	$26,654

(1)
EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net income. EBITDA is net income adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net income computed under GAAP.

(2)	Adjusted EBITDA excludes the impact of other non-GAAP adjustments indicated in the above tables.

Rambus Inc.
Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30, 2017
	Low	High

Forward-looking operating costs and expenses	$89.6	$85.6
Adjustments:
Stock-based compensation expense	(7.5)	(7.5)
Amortization expense	(11.1)	(11.1)
Forward-looking Non-GAAP operating costs and expenses	$71.0	$67.0

Forward-looking operating income	$0.4	$10.4
Adjustments:
Stock-based compensation expense	7.5	7.5
Amortization expense	11.1	11.1
Forward-looking Non-GAAP operating income	$19.0	$29.0

Forward-looking income (loss) before income taxes	$(2.3)	$7.7
Adjustments:
Stock-based compensation expense	7.5	7.5
Amortization expense	11.1	11.1
Non-cash interest expense on convertible notes	1.7	1.7
Forward-looking Non-GAAP income before income taxes	$18.0	$28.0
Forward-looking GAAP provision for (benefit from) income taxes	(0.8)	2.7
Adjustment to Forward-looking GAAP provision for income taxes	7.1	7.1
Forward-looking Non-GAAP provision for income taxes	6.3	9.8
Forward-looking Non-GAAP net income	$11.7	$18.2

Forward-looking Non-GAAP basic net income per share	$0.10	$0.16
Forward-looking Non-GAAP diluted net income per share	$0.10	$0.16
Weighted average shares used in forward-looking Non-GAAP per share calculation:
Basic	112.0	112.0
Diluted	115.0	115.0